EXHIBIT 32
CERTIFICATIONS FURNISHED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF
2002
In connection with this quarterly report on Form 10-Q for the fiscal quarter ended September 29, 2007 of The Management Network Group, Inc. (the “Company”), I, Richard P. Nespola, Chairman, President and Chief Executive Officer of the registrant certify that:
1. this quarterly report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. the information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 13, 2007

By:	/s/ Richard P. Nespola
Chairman and Chief Executive Officer

In connection with this quarterly report on Form 10-Q for the fiscal quarter ended September 29, 2007 of The Management Network Group, Inc. (the “Company”), I, Donald E. Klumb, Chief Financial Officer and Treasurer of the registrant certify that:
1. this quarterly report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. the information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 13, 2007

By:	/s/ Donald E. Klumb
Chief Financial Officer and Treasurer